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                                    EX-10
                Exhibit 10.15.1 Nissan Dealer Sales & Serv Agmt

                               EXHIBIT 10.15.1

                                    NISSAN

                      DEALER TERM SALES AND SERVICE AGREEMENT

            THIS AGREEMENT is entered into effective the day last set forth below by and between the Nissan Division of NISSAN MOTOR CORPORATION IN U.S.A., a California corporation, hereinafter called "Seller," and the entities and natural persons identified in the Final Article of this Agreement.

                                    INTRODUCTION

      The purpose of this Agreement is to establish Dealer as an authorized dealer of Nissan Products and to provide for the sale and servicing of Nissan Products in a manner that will best serve owners, potential owners and purchasers of Nissan Products as well as the interests of Seller, Dealer and other Authorized Nissan Dealers. This Agreement sets forth: the rights which Dealer will enjoy as an Authorized Nissan Dealer; the responsibilities which Dealer assumes in consideration of its receipt of these rights; and the respective conditions, rights and obligations of Seller and Dealer that apply to Seller's grant to Dealer of such rights and Dealer's assumption of such responsibilities. It is understood that each term and undertaking hereinafter described is material, and relied upon, as the quid pro quo and consideration for this Agreement.

      This is a personal services Agreement. In entering into this Agreement and appointing Dealer as provided below, Seller is relying, among other things, upon the personal qualifications, expertise, reputation, integrity, experience, ability and representations of the individual named in the Final Article of this Agreement as Dealer Principal (the "Dealer Principal"), the individual named in the Final Article of this Agreement as Executive Manager, and the representations of Lithia Motors, Inc. ("Lithia") and Dealer. In addition to Dealer, Seller intends to look to Lithia, the Dealer Principal, and the Executive Manager for the performance of Dealer's obligations hereunder.

      Nissan Products are intended for discriminate owners with the expectation that such owners will be loyal and proud, but also demanding toward Seller and Dealer with respect to Nissan Products and the manner in which they are sold and serviced. Owners, potential owners and purchasers of Nissan Products are expected to want, and are entitled to do business with, dealers who enjoy the highest reputation in their communities and have well located, attractive and efficient places of business, courteous personnel and outstanding service and parts facilities. Nissan Products must be sold by enthusiastic dealers who are not interested in short term results only but are willing to look toward long term goals and who are devoted to creating and maintaining a positive total ownership experience for owners of Nissan Products. Seller's standard of excellence for Nissan Products must be matched by the dealers who sell them to the public and who service them during their operative lives.

      Achievement of the purposes of this Agreement is premised upon mutual understanding and cooperation between Seller and Dealer. Dealer has entered into this Agreement in reliance upon Seller's integrity and expressed intention to deal fairly with Dealer and the consuming public. Seller has entered into this Agreement in reliance upon the integrity and ability of the Dealer Principal and Executive Manager and their expressed intention to deal fairly with the consuming public and Seller.

      It is the responsibility of Seller to market Nissan Products throughout the Territory. It is the responsibility of Dealer to actively promote the retail sale of Nissan Products and to provide courteous and efficient service of Nissan Products. The success of both Seller and Dealer will depend on how well they each fulfill their respective responsibilities under this Agreement. It is recognized that: Seller will endeavor to provide motor vehicles of excellent quality and workmanship and to establish a network of Authorized Nissan Dealers that can provide an outstanding sales and service effort at the retail level; and Dealer will endeavor to fulfill its responsibilities through aggressive, sound, ethical selling practices and through conscientious regard for customer service in all aspects of its Nissan Dealership Operations.

      Seller and Dealer shall refrain from engaging in conduct or activities which might be detrimental to or reflect adversely upon the reputation of Seller, Dealer or Nissan Products and shall engage in no discourteous, deceptive, misleading or unethical practices or activities.



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      For  consistency  and clarity,  terms which are used  frequently in this
Agreement have been defined in Section I of the Standard Provisions. All terms used herein which are defined in the Standard Provisions shall have the meaning stated in said Standard Provisions. These definitions should be read carefully for a proper understanding of the provisions in which they appear.

      To achieve the purposes referred to above, Seller, Lithia, Dealer, the Dealer Principal and the Executive Manger agree as follows:

ARTICLE FIRST: Appointment of Dealer

      Subject to the conditions and provisions of this Agreement, Seller:

      (a) appoints Dealer as an Authorized Nissan Dealer and grants Dealer the non-exclusive right to buy from Seller those Nissan Products specified in Dealer's current Product Addendum hereto, for resale, rental or lease at or from the Dealership Locations established and described in accordance with
Section 2 of the Standard Provisions; and

      (b) grants Dealer a non-exclusive right, subject to and in accordance with Section 6.K of the Standard Provisions, to identify itself as an Authorized Nissan Dealer, to display the Nissan Marks in the conduct of its Dealership Operations and to use the Nissan Marks in the advertising, promotion and sale of Nissan Products in the manner provided in this Agreement.

ARTICLE SECOND: Assumption of Responsibilities by Dealer

      Dealer hereby accepts from Seller its appointment as an Authorized Nissan Dealer and, in consideration of its appointment and subject to the other conditions and provisions of this Agreement, hereby assumes the responsibility for:

      (a) establishing and maintaining at the Dealership Location the Dealership Facilities in accordance with Section 2 of the Standard Provisions;

      (b) actively and effectively promoting the sale at retail (and, if Dealer elects, the leasing and rental) of Nissan Vehicles within Dealer's Primary Market Area in accordance with Section 3 of the Standard Provisions;

      (c) servicing Nissan Vehicles and for selling and servicing Nissan Parts and Accessories in accordance with Section 5 of the Standard Provisions;

      (d) building and maintaining consumer confidence in Dealer and in Nissan Products in accordance with Section 5 of the Standard Provisions; and

      (e) performance of the additional responsibilities set forth in this Agreement, including those specified in Section 6 of the Standard Provisions.

ARTICLE THIRD: Ownership

      (a) Owners. This Agreement has been entered into by Seller in reliance upon, and in consideration of, among other things, the personal qualifications, expertise, reputation, integrity, experience, ability and representations with respect thereto of the Dealer Principal and Executive Manager named in the Final Article of this Agreement and in reliance upon the representations and agreements of Lithia and Dealer as follows:

            (i) Lithia will at all times own I 00% of the capital stock of Dealer and Dealer will at all times be maintained as a separate entity.

            (ii)   Lithia   Motors,   Inc.,   ("Lithia")   owns  100%  of  the
outstanding stock of Lithia Inc. dba Nissan of Bakersfield ("Bakersfield" or "Dealer"). (See Attachment "A" attached.)

      (b) Changes in Ownership. In view of the fact that this is a personal services agreement with the Dealer Principal and Executive Manager and in view of its objectives and purposes, this Agreement and the rights and privileges conferred on -Dealer hereunder are not assignable, transferable or salable by Lithia and Dealer, and no property right or interest is or shall be deemed to be sold, conveyed or transferred to Lithia and Dealer under this Agreement. Lithia, Dealer, the Dealer Principal and the Executive Manager agree that any change in the ownership of Dealer or in Lithia, other than specified herein, requires the prior written consent of Seller IF DEALER


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DESIRES  TO REMAIN AN  AUTHORIZED  NISSAN  DEALER and that  without  the prior written consent of Seller:

            (i) no sale, pledge, hypothecation or other transfer of any of the currently outstanding capital stock or partnership interest of Dealer will be made and no additional shares of capital stock, partnership interest or securities convertible into shares of capital stock of Dealer will be issued or sold.

            (ii) no sale, pledge, hypothecation or other transfer of any of the currently outstanding capital stock of Dealer will be made and no additional shares of capital stock, partnership interest or securities convertible into shares of capital stock f Dealer will be issued or sold.

            (iii) Dealer will not be merged with or into, or consolidate with, any other entity and none of the principal assets necessary for the performance of Dealer's obligations under this Agreement will be sold, transferred or assigned.

            (iv) Lithia will not enter into any transaction, including, without limitation, any sale, pledge, hypothecation or other transfer of any of the currently outstanding capital stock of Dealer, the issuance or sale of additional shares of capital stock, partnership interest or securities convertible into shares of capital stock, of Dealer, or the merger of and Dealer with or into, or the consolidation of and Dealer with any other entity, if as a result of such transaction, Lithia will cease to own at least 100% of the capital stock or interest of Dealer.

            (v) If any person or entity acquires more than 20% of Lithia's common stock issued and outstanding at any time and Nissan determines that such person or entity does not have interests compatible with those of Nissan, or is otherwise not qualified to have an ownership interest in a Nissan dealership (an "Adverse Person"), Lithia must terminate its dealer agreements with Nissan or transfer the Nissan dealerships to a third party acceptable to Nissan unless, within 90 days after Nissan's determination, the adverse Person's ownership interest is reduced to less than 20%.

      Any transaction involving the capital stock of and Dealer which does not violate subparagraph (iv) above may be effected without obtaining the prior written consent of Seller and > without triggering a termination event under Section 12.A.(2) of the Standard Provisions.

      Dealer shall give Seller prior notice of any proposed change in said ownership requiring the consent of Seller and immediate notice of the death or incapacity of any Dealer Principal or Executive Manager. No such change, and no assignment of this Agreement or of any right or interest herein, shall be effective against Seller unless and until embodied in an appropriate amendment to or assignment of this Agreement, as the case may be, duly executed and delivered by Seller and by Dealer. Seller shall not, however, unreasonably withhold its consent to any such change, subject to Seller's Rights of First Refusal set forth in Article Tenth of this Agreement. Seller shall have no obligation to transact business with any person who is not named either as a Dealer Principal or Executive Manager of Dealer hereunder or otherwise to give effect to any proposed sale or transfer of the ownership, partnership interest or management of Dealer and (other than changes in the ownership of and Dealer which are expressly permitted by this Article Third) prior to having concluded the evaluation of such a proposal as provided in Section 15 of the Standard Provisions. Dealer acknowledges
Seller's right to require consent to any change in the ownership of Dealer, and agrees that any change or transfer without such consent from Seller is void, and of no force and effect, and grounds for termination. Lithia and Dealer further agree that they will not challenge, contest, dispute, or litigate, except in accordance with Article Fifteenth(c) hereunder:

            (i) any action taken by Seller (including, without limitation, termination of this

      Agreement) in response to an attempt to transfer ownership of Dealer (except as provided by this Agreement) without Seller's consent; or

            (ii) any decisions by Seller to withhold consent to a proposed change in ownership of Dealer.

ARTICLE FOURTH: Management

      (a) This Agreement has been entered into by Seller in reliance upon, and in consideration of, among other things, the personal qualifications, expertise, reputation, integrity, experience, ability and representations with respect thereto of the person named as Dealer Principal in the Final Article of this Agreement and in reliance on the following representations and agreements of and Dealer that:



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            (i)   Dealer shall retain a qualified  Executive  Manager  meeting
Seller's approval to be named under the Final Article of this Agreement.

      The qualifications and performance of the individual proposed to be named as the Executive Manager of Dealer shall be evaluated by Seller during the first six (6) months of the term of this Agreement pursuant to Seller's executive management evaluation program. If at the end of such six (6) month period, the candidate -Y s and Dealer's performance in all departments of the dealership (including sales, service, parts, and customer satisfaction) is not satisfactory to Seller under the evaluation program guidelines, Dealer shall be obligated to retain another individual who is a qualified Executive Manager to be named under the Final Article of this Agreement within sixty
(60) days of the date that Seller notifies Dealer that the proposed individual has not met the executive management requirements of Seller as described above.

            (ii) The Executive Manager of Dealer ("Executive Manager") will, subject to any other obligations set forth in this Agreement, devote 100% of his time to the day to day business operations of Dealer, and the Dealer Principal will devote his time to the business and day-today operations of the entity for which he is responsible.

            (iii) Executive Manager will devote 100% of his time to the affairs of Dealer.

      (b) Dealer. Seller and Dealer agree that the retention by Dealer of qualified management is of critical importance to the successful operation of Dealer and to the achievement of the purposes and objectives of this Agreement. This Agreement has been entered into by Seller in reliance upon, and in consideration of, among other things, the personal qualifications, expertise, reputation, integrity, experience, ability and representations with respect thereto of the persons named as Dealer Principal and Executive Manager in the Final Article of this Agreement and in reliance on the following representations and agreements of Lithia and Dealer, that:

            (i) There must be an approved Executive Manager, acceptable to Nissan, employed by Dealer. As long as the Executive Manager is employed by Dealer, he will have full and complete control over the Dealership Operations, subject only to the powers of the Board of Directors of Dealer to manage the business and affairs of Dealer, and he will at all times be a member of the Board of Directors of Dealer. In addition, any replacements for Dealer Principal and Executive Manager will, so long as such replacements are employed by Lithia and Dealer, have full and complete control over the Dealership Operations, subject only to the powers of the Board of Directors of Dealer to manage the business and airs of Dealer, and such replacements will at all times be members of the Board of Directors of Dealer.

            (ii) the Board of Directors of Dealer shall delegate the management of the Dealership Operations to the Executive Manager, and Lithia will not amend its Certificate of Incorporation or By-laws to provide that its Board of Directors is entitled to exercise any extraordinary powers or interfere unduly in the Dealership Operations.

            (iii) Executive Manager, subject to any other obligations set forth in this Agreement, shall continually provide his personal services in operating the dealership and will be physically present at the Dealership Facilities on a full-time basis.

      (c) Changes in Management. In view of the fact that this is a personal services Agreement with the Dealer Principal and Executive Manager and in view of its objectives and purposes, Dealer and agree that any change in the Dealer Principal or Executive Manager from that specified in the Final Article of this Agreement requires the prior written consent of Seller. In addition, Lithia and Dealer agree that no chief executive officer, or person performing services and having responsibilities similar to a chief executive officer, of Dealer will be appointed, directly or indirectly, without the prior written consent of Seller. Dealer shall give Seller prior notice of any proposed change in Dealer Principal or Executive Manager or the appointment of any chief executive or similar officer of and immediate notice of the death or incapacity of any Dealer Principal or Executive Manager. No change in Dealer Principal or Executive Manager and no appointment of a chief executive or similar officer of shall be effective unless and until embodied in an appropriate amendment to this Agreement duly executed and delivered by all of the parties hereto. Subject to the foregoing, Dealer and Dealer Principal shall make their own, independent decisions concerning the hiring and firing of its employees, including, without limitation, the Dealer Principal and Executive Manager.



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      Dealer shall give Seller prior written notice of any proposed  change in
Dealer Principal or Executive Manager and immediate notice of the death or incapacity of Dealer Principal or Executive Manager. No change in Dealer Principal or Executive Manager shall be effective unless and until embodied in an appropriate amendment to this Agreement duly executed and delivered by all of the parties hereto. Dealer acknowledges Seller's right (as set forth herein and in the Standard Provisions) to require consent to any change in the management of Dealer and agrees that a change without such consent from Seller is void, of no force and effect, and grounds for termination. Lithia and Dealer further agree that they will not challenge, contest, dispute, or
litigate,   except  in  accordance  with  the  dispute  resolution  procedures contained in Article Fifteenth (c):

            (i) any action taken by Seller (including, without limitation, termination of this Agreement) in response to an attempt to change the management of Dealer without Seller's consent;or

            (ii) any decision by Seller to withhold consent to a proposed change in management of Dealer; or

            (iii) any decision by Seller to withhold approval of a proposed management candidate.

      To enable Seller to evaluate and respond to Dealer concerning any proposed change in Dealer Principal or Executive Manager or the appointment of any chief executive or similar officer of Lithia, Dealer agrees to provide, in the form requested by Seller and in a timely manner, all applications and information customarily requested by Seller to evaluate the proposed change. While Seller shall not unreasonably withhold its consent to any such change, it is agreed that any successor Dealer Principal, Executive Manager or chief executive or similar officer of must possess personal qualifications, expertise, reputation, integrity, experience and ability which are, in the opinion of Seller, satisfactory. Seller will determine whether, in its opinion, the proposed change or appointment is likely to result in a successful dealership operation with capable management that will satisfactorily perform Dealer's obligations under this Agreement. Seller shall have no obligation to transact business with any person who is not named as a Dealer Principal or Executive Manager of Dealer hereunder prior to having concluded its evaluation of such person.

      Any successor Dealer Principal or Executive Manager and any chief executive or similar officer of must meet the following minimum requirements in order to be submitted to Seller for approval:

            (i) At least three years of experience as a general manager of an automobile dealer in a major metropolitan area or similar position involving all aspects of the day-today operations of such an automobile dealership (including, without limitation, new and used vehicle sales, service, parts and administration); and

            (ii) A demonstrated track record of success in his/her prior automobile dealership activities as measured by the dealerships' performance under his/her management. The dealership(s) shall have consistently demonstrated at least the following:

                  1. An above average level of sales performance when measured against regional or zone averages and as measured against sales performance objectives established by the manufacturer; and

                  2. An above average level of customer satisfaction when measured against regional or zone averages for the make; and

                  3.    A   history   of   cooperation   and  good   relations
with  manufacturer(s) and/or distributor(s).

      (d) Evaluation of Management. Dealer and Seller understand and acknowledge that the personal qualifications, expertise, reputation, integrity, experience and ability of the Dealer Principal and Executive Manager and their ability to effectively manage Dealer's day-today Dealership Operations is critical to the success of Dealer in performing its obligations under this Agreement. Seller may from time to time develop standards and/or procedures for evaluating the performance of the Dealer Principal and Executive Manager and of Dealer's personnel generally.

      Seller may, from time to time, evaluate the performance of the Dealer Principal and Executive Manager and will advise Dealer, the Dealer Principal and the Executive Manager of the results of such evaluations and the way in which any deficiencies affect Dealer's performance of its obligations under this Agreement.



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      (e)   Compensation of Executive  Manager.  Executive Manager will have a substantial portion of his compensation tied to Dealer's overall performance with respect to objectives for sales, market penetration and customer service which will be established at quarterly intervals.

ARTICLE FIFTH: Additional Provisions

      The additional provisions set forth in the attached "Nissan Dealer Sales and Service Agreement Standard Provisions," bearing form number
NDA-4S/9-88, as amended in Article Thirteenth of this Agreement, and excepting only the provisions contained in Sections 4, 14 and 16, are hereby incorporated in and made a part of this Agreement. The Notice of Primary Market Area, Dealership Facilities Addendum, Product Addendum, Dealership Identification Addendum, Holding Company Addendum, if applicable, and all Guides and Standards referred to in this Agreement (including references contained in the Standard Provisions referred to above) are hereby incorporated in and made a part of this Agreement. Dealer further agrees to be bound by and comply with: the Warranty Manual; Seller's Manuals or Instructions heretofore or hereafter issued by Seller to Dealer; any amendment, revision or supplement to any of the foregoing; and any other manuals heretofore or hereafter issued by Seller to Dealer.

ARTICLE SIXTH: Termination of Prior Agreements

      This  Agreement  cancels,  supersedes  and annuls  all prior  contracts, agreements and understandings except as stated herein, all negotiations, representations and understandings being merged herein. No waiver, modification or change of any of the terms of this Agreement or change or erasure of any printed part of this Agreement or addition to it (except filling of blank spaces and lines) will be valid or binding on Seller unless approved in writing by the President or an authorized Vice President of Seller.

ARTICLE SEVENTH: Term

      This Agreement shall have a term commencing on the effective date hereof and, subject to its earlier termination in accordance with the provisions of this Agreement, expiring on the expiration date indicated in the Final Article of this Agreement. Subject to other applicable provisions hereof, this Agreement shall automatically terminate at the end of such stipulated term without any action by Dealer, Seller or any of the other parties hereto.

ARTICLE EIGHTH: License of Dealer

      If Dealer is required to secure or maintain a license for the conduct of its business as contemplated by this Agreement in any state or jurisdiction where any of its Dealership Operations are to be conducted or any of its Dealership Facilities are located, this Agreement shall not be valid until and unless Dealer shall have furnished Seller with written notice specifying the date and number, if any, of such license or licenses issued to Dealer, Dealer shall notify Seller immediately in writing if Dealer shall fail to secure or maintain any and all such licenses or renewal thereof or, if such license or licenses are suspended or revoked, specifying the effective date of any such suspension or revocation.

ARTICLE NINTH: Additional Representations and Warranties

      (a) All of the representations and covenants made to Seller by the other parties to this Agreement have been made jointly and severally by each of the parties hereto which has made any such representation or covenant.

      (b) In addition to the representations set forth elsewhere in this Agreement, Lithia and Dealer jointly and severally, represent to Seller that:

            (i) All of the documents and correspondence provided to Seller by Lithia and Dealer, or any of their agents in connection with the solicitation of Seller's consent to this Agreement, are true and correct copies of such documents.

      (c)   In  addition  to  the  covenants  set  forth   elsewhere  in  this
Agreement, Lithia and Dealer, jointly and severally, agree with Seller that:

            (i) Dealer will at all times be involved in the operation of the Nissan dealership currently operated by it and Dealer will not conduct any other type of business.

            (ii) No distributions will be made to the stockholders or partners of Dealer and if such distributions would cause Dealer to fail to meet any of the Guides and Standards relating to the capitalization of


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Dealer.  In  particular,  will not be permitted to  voluntarily  redeem any of its preferred  stock,  if prior to and after giving effect to such  redemption
Dealer   fails  to  meet  any  of  the  Guides  and   Standards   relating  to
capitalization of Dealer.

            (iii) Lithia and Dealer hereby, jointly and severally, indemnity and hold harmless, Seller, its officers, directors, affiliates and agents, and each person who controls Seller within the meaning of the Securities Act of 1933, as amended (the "Act"), from and against any and all losses, claims, damages or liabilities, to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of the sale by Lithia or Dealer of any securities. The indemnification provided for in this paragraph shall be exclusive of, and in addition to, any indemnification pursuant to Section 10 of the Standard Provisions.

            (iv) One of the conditions to the effectiveness of this Agreement by Seller is the delivery of an opinion of counsel to all of the parties hereto (other than Seller) to the effect that this Agreement has been duly executed and delivered by each of the parties thereto (other than Seller) and is the legal, valid and binding obligation of each of such parties enforceable in accordance with its terms.

ARTICLE TENTH: Right of First Refusal, Exclusivity

      A.    Seller's Right of First Refusal

      In addition to its rights under this Agreement, in the event that Lithia or Dealer should desire to enter into a transaction, which if not approved by Seller, would result in a breach of the covenants set forth in Article Third, Sections (a)(i), (a)(ii), (a)(iii), (a)(iv) or (b) of this Agreement or in the event that any of the covenants set forth in the fourth full paragraph of Article Third, Section (b), Article Fourth, Section
(a)(vii) or Article Ninth, Section (c)(ii) of this Agreement are breached, Seller shall have the additional right and option to purchase the dealership assets or ownership interests pursuant to this Article Tenth.

      (a) If Seller chooses to exercise its right of first refusal, it must do so in its written refusal to consent to the proposed sale or transfer pursuant to Section 15 of the Standard Provisions or, if Section 15 of the
Standard Provisions does not apply, within sixty (60) days of receipt of notification that a event triggering Seller's right of first refusal hereunder has occurred. Dealer agrees not to complete any proposed change or sale prior to the expiration of the period for exercise of Seller's right of first refusal and without Seller's prior written consent. Such exercise shall be null and void if Dealer withdraws its proposal within thirty (30) days following Dealer's receipt of Seller's notice exercising its rights of first refusal.

      (b) After being exercised, Seller's right to purchase may be assigned to any party, and Seller hereby agrees to guarantee the full payment of the purchase price by such assignee. Seller's rights under this Article Tenth shall be binding on and enforceable against any assignee or successor in interest of Dealer or purchaser of Dealer's assets. Seller shall have no obligation to exercise its rights hereunder.

      (c) If Dealer has entered into a bona fide written buy/sell agreement respecting its Nissan dealership, Seller's right under this Article Tenth shall be a right of first refusal, enabling Seller to assume the prospective purchaser's purchase rights and obligations under such buy/sell agreement. The purchase price and other terms of sale shall be those set forth in such agreement and any related documents. Seller may request and Dealer agrees to provide all other documents relating to Dealer and the proposed transfer, including, but not limited to, those reflecting any other agreements or understandings between the parties to the buy/sell agreement. If Dealer refuses either to provide such documentation or to state in writing that no such document exists, it shall be presumed that the agreement is not bona fide.

      (d) If Seller determines pursuant to paragraph (c) above that the buy/sell agreement is not bona fide, Seller will so notify Dealer. Dealer shall have ten (10) days from its receipt of such notice within which to withdraw its proposal. Seller's exercise of its rights hereunder shall be null and void if Dealer withdraws its proposal within such time period. If the proposal is not withdrawn, Seller shall have the option, but no obligation, under this Article Tenth to purchase the principal assets of Dealer utilized in the Dealership Operations, including real estate and leasehold interest or to purchase the ownership interests of Dealer, and to terminate this Agreement and all rights granted Dealer hereunder. If the Dealership Facilities are leased by Dealer from an affiliated company, the right to purchase the principal assets, or the ownership interests, of Dealer, shall include the right to lease the Dealership Facilities. The purchase price shall be at the then fair market value as determined by an independent appraiser selected by Seller and reasonably acceptable to Dealer, and the other terms of sale shall be those agreed by Seller, Dealer, and Lithia.

      (e) Dealer shall transfer the affected property free and clear of liens, claims, mortgages, and encumbrances.

      (f) In addition to any other rights Seller may have at law, in equity or hereunder, any conveyance of the dealership in violation of this right of first refusal shall be voidable by Seller.

      (g) In the event that Seller elects not to exercise its right to purchase the dealership assets or the ownership interests of the Dealer and Lithia, Dealer and Lithia agree that it will offer to sell such assets or interests to the Dealer's then current management team or to some other entity or persons acceptable to Seller. If such individuals are not interested in such a transaction and no other entity or individuals acceptable to Seller can be found then this Agreement will be terminable at Seller's option, by deliver of written notice to Dealer.

      B.    Right of First Re@ on Sale or Lease of Property to a Third Party.

      (a)   In  addition  to its rights  under  Articles  Third and Fourth and
Section 15 of the Standard Provisions, Dealer agrees that should Dealer seek to sell or lease all or substantially all of the Approved Site to a third party for use as a Nissan New Motor Vehicle Dealership, Seller shall have the additional right and option, but not the obligation, to purchase or lease the Approved Site pursuant to this Article Thirteenth. A sale or lease for use other than a Nissan New Motor Vehicle Dealership is void.

      (b) If Seller chooses to exercise its right of first refusal, it must do so by written notice delivered to Dealer within 60 days of Seller's receipt of notice of the proposed sale or lease by Dealer. Dealer agrees not to complete any proposed sale or lease prior to the expiration of the period for exercise of Seller's right of first refusal and without Seller's prior written consent, and agrees to allow Seller to perform an environmental study of the property. Such exercise shall be null and void if Dealer withdraws its sale or lease proposal within thirty (30) days following Dealer's receipt of Seller's notice exercising its right of first refusal.

      (c) After being exercised, Seller's right to purchase or lease may be assigned to any party, and Seller hereby agrees to guarantee the full payment of the purchase price or the rental payment by such assignee. Seller's rights under this Article Thirteenth shall be binding on and enforceable against any assignee or successor in interest of Dealer or purchaser of Dealer's assets. Seller shall have no obligation to exercise its rights hereunder, and Seller may rescind its offer if the property is determined to be contaminated pursuant to an environmental study. Such contamination shall be deemed a breach of this agreement by dealer.

      (d) Should Seller actually purchase or lease the facility, Dealer shall also furnish to Seller copies of any easements, licenses, environmental studies or other documents affecting the property.

      (e) Dealer shall transfer the affected property by deed conveying marketable title free and clear of liens, claims, mortgages, encumbrances, tenancies and occupancies, or, if applicable, by an assignment of any existing lease. The Warranty Deed shall be in proper form for recording. Dealer shall deliver complete possession of the property at the time of delivery of the Deed or lease assignment. Dealer shall also furnish to Seller copies of any easements, licenses, or other documents affecting the property and shall assign any permits or licenses which are necessary for the conduct of the Dealership Operations.

      (f) In addition to any other rights Seller may have at law, in equity or hereunder, any sale or lease of the Approved Site in violation of this right of first refusal shall be voidable by Seller

      C.    Exclusivity Provisions.

      In order for Dealer to maintain competitive Dealership Facilities to effectively market Nissan Products, Dealer hereby agrees to abide by and never challenge the following provisions (hereinafter "Exclusivity Provisions"). These Exclusivity Provisions shall be effective on or before the execution of the Agreement, and continue in effect thereafter so long as Dealer (or its principals) are authorized Nissan dealers and these provisions shall be binding on any successors-in-interest, assigns or purchasers of
Dealer:

      (a) The only line-make of new, unused motor vehicles which Dealer shall display and sell at the Dealership Facilities shall be the Nissan line and make of motor vehicles. Dealer shall not conduct any dealership operations for any other make or line of new, unused vehicles from the Dealership Facilities throughout the term of this Agreement.

      (b) Dealer shall sell and maintain a full line of Genuine Nissan Parts and Accessories at the Dealership Facilities and shall provide a full range of automotive servicing for Nissan vehicles at the Dealership Facilities pursuant to Section 5 of the Standard Provisions to the Agreement. Nothing contained herein, however, shall preclude Dealer from offering parts, accessories or servicing for vehicles of other lines or makes so long as such products or services are incidental to Dealer's Nissan Dealership Operations;

      (c) Dealer shall not advertise or promote any make or line of new, unused vehicles from the Dealership Facilities other than the Nissan line; and

      (d) Dealer shall not install or maintain any sign at or near the Dealership Facilities which would tend to lead the public into believing that any line or make of vehicles other than the Nissan line is sold at the Dealership Facilities.

ARTICLE ELEVENTH: Breach By Dealer

      In the event (i) that any of the representations and warranties of Dealer, Lithia, Dealer Principle or Executive Manager, contained in this Agreement shall prove not to have been true and correct when made or (ii) of any breach or violation of any of the covenants made by Dealer and Lithia, Dealer Principal or Executive Manager, in Articles Third, Fourth and Ninth of this Agreement or (iii) of the occurrence of any of the events warranting termination of this Agreement as set forth in Section 12.A of the Standard Provisions, Seller may terminate this Agreement, prior to the expiration date hereof, by giving Dealer written notice thereof, such termination to be effective upon the date specified in such notice, or such latter date as may be required by any applicable statute with the effect set forth in Section 13 of the Standard Provisions.

ARTICLE TWELFTH: Execution of Agreement

      This Agreement, and any Addendum or amendment or notice with respect thereto, shall be valid and binding on Seller only when it bears the signature of either the President or an authorized Vice President of Seller and, when such signature is a facsimile, the manual countersignature of an authorized employee of Seller at the Director level and a duplicate original thereof is delivered personally or by mail to the Dealership Location. This Agreement shall bind Dealer and the other parties hereto only when it is signed by: a duly authorized officer or executive of Dealer or such party if a corporation; one of the general partners of Dealer or such party if a partnership; or Dealer or such party if an individual.

ARTICLE THIRTEENTH: Amendments to Standard Provisions

      (a) Section 1.0 of the Standard Provisions is hereby amended to read as follows:

            "O. 'Principal Owners(s)' shall mean the persons named as Dealer Principal in the Final Article of this Agreement upon whose personal qualifications, expertise, integrity, experience, ability and representations Seller has relied in entering into this Agreement."

      (b) Section 6.I of the Standard Provisions is hereby amended to read as follows:

            "Seller shall have the right, at all reasonable times during regular business hours, to inspect the Dealership Facilities and to examine, audit and make and take copies of all records, accounts and supporting data relating to the sale, sales reporting, service and repair of Nissan Products by Dealer. Whenever possible, Seller shall attempt to provide Dealer with advance notice of an audit or examination of Dealers operations. Seller shall also have the right, at all reasonable times during regular business hours and upon advance notice, to examine, audit and make and take copies of all records, accounts and supporting data of and Dealer relating to the business, ownership or operations of Dealer."

      (c) Section 12.A.(I) of the Standard Provisions is hereby amended to read as follows:

            "(1) Any actual or attempted sale, transfer, assignment or delegation, whether by operation of law or otherwise, by Dealer or Inc., of any interest in or right, privilege or obligation under this Agreement, or of the principal assets necessary for the performance of

      Dealer's responsibilities under this Agreement, without, in either case, the prior written consent of Seller having been obtained, which consent shall not be unreasonably withheld;"

      (d) Section 12.A.(3) of the Standard Provisions is hereby amended to read as follows:

            "(3) Removal, resignation, withdrawal or elimination from Dealer for any reason of the Executive Manager, or removal, resignation, withdrawal or elimination of Dealer Principal from operational control of Dealer, or removal, resignation, withdrawal or elimination from Dealer of Executive Manager; provided, however, in each case, Seller shall give Dealer a reasonable period of time within which to replace such person with a individual satisfactory to Dealer as the case may be, and Seller in accordance with Article Fourth of this Agreement; or the failure of Dealer to retain an Executive Manager who, in accordance with Article Fourth of this Agreement, in Seller's reasonable opinion, is competent, possesses the requisite qualifications for the position, and who will act in a manner consistent with the continued interests of both Seller and Dealer."

      (e) Section 12.B.(2)(i) of the Standard Provisions is hereby amended to read as follows:

            "(i) any dispute, disagreement or controversy between or among Dealer or Lithia and any third party or between the owners and management personnel of Dealer relating to the management or ownership of Dealer and Lithia develops or exists which, in the reasonable judgment of Seller, tends to adversely affect the conduct of the Dealership Operations or the interests of Dealer or Seller; or"

      (f) Section 12.B.(2)(ii) of the Standard Provisions is hereby amended to read as follows:

            "(ii) any other act or activity of Dealer, and/or Lithia, or any of their owners or management occurs, which substantially impairs the reputation or financial standing of Dealer or any of its management subsequent to the execution of this Agreement:"

      (g)   Exhibits A and B are hereby incorporated by reference.

ARTICLE FOURTEENTH: Branding / Business Name

      The parties acknowledge and agree that Dealer shall do business as Lithia Nissan of Bakersfield. Dealer agrees to include in its promotional, marketing and advertising efforts the approved name of the Dealership or another name approved by Nissan that includes the Nissan name. In all television, radio, print and other advertising and marketing conducted by dealer, Dealer shall refer to itself as "Lithia Nissan of Bakersfield" or such other approved name. Dealer shall actively and effectively promote primarily the "Nissan" name. Under no circumstances shall the name "Nissan" be subordinated to or promoted less aggressively than any other name (e.g., "Lithia") by Dealer.

ARTICLE FIFTEENTH: Special Conditions

      (a)   Adequate Representation of Entire Line of Nissan Vehicles

      Dealer shall actively and effectively promote the sale of Nissan's entire line of vehicles and products to customers located throughout the Primary Market Area. In evaluating Dealer's sales performance, in addition to those factors established in the Standard Provisions, Nissan will evaluate Dealer's performance by vehicle segment. Dealer is obligated to adequately represent Nissan in each and every model line. Adequate representation is the higher of national, regional, state or DMA average, adjusted for segment popularity, as set forth in the Business plan.

      (b)   Nissan Products

      The definition of "Nissan Products" in the Standard Provisions is amended to mean Nissan Vehicles (defined as new Nissan Cars and new Nissan Trucks, as well as "near-new" Nissan Vehicles of the current and three prior model years), Genuine Parts and Accessories, Nissan Security+Plus and such other products and services offered by Nissan to Dealer and designated by Nissan as a Nissan Product. Dealer shall actively and effectively promote the sale of Nissan Products. Effectiveness with respect to Nissan Security+Plus sales is measured by the ratio of Security+Plus sales to new vehicles sales, compared to the higher of national, regional, state or DMA average as set forth in the Business plan.

      (c)   Dispute Resolution Process

      The parties acknowledge that, at the state and federal level, various courts and agencies would, in the absence of this Article Fifteenth (c), be available to them to resolve claims or controversies which might arise between them. The parties agree that it is inconsistent with their relationship for either to use courts or governmental agencies to resolve such claims or controversies.

      THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.), THE PARTIES TO THIS AGREEMENT AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS SECTION, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR TO THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS UNDER ANY STATE OR FEDERAL STATUTES (HEREINAFTER "DISPUTES"). Section 16 of the Standard Provisions is deleted in its entirety.

      There are two steps in the Dispute Resolution Process: Mediation and Binding Arbitration. All Disputes must first be submitted to Mediation, unless that step is waived by written agreement of the parties. Mediation is conducted by a panel consisting of an equal number of representatives of the parties designated by Nissan and selected by Dealer. The Mediation Panel will evaluate each position and recommend a solution. This recommended solution is not binding.

      If a dispute has not been resolved after Mediation, or if Dealer and Nissan have agreed in writing to waive Mediation, the Dispute will be settled by Binding Arbitration. SPECIFICALLY, THE PARTIES AGREE TO RESOLVE ALL SUCH DISPUTES BY BINDING ARBITRATION CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH THE PREVAILING PARTY TO RECOVER ITS COSTS AND ATTORNEY'S FEES FROM THE OTHER PARTY. ALL ARBITRATION AWARDS ARE BINDING AND NONAPPEALABLE, EXCEPT AS OTHERWISE PROVIDED IN THE UNITED STATES ARBITRATION ACT. JUDGMENT UPON ANY SUCH AWARD MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.

      (d)   Business Plan

      Dealer and Nissan shall execute a Business Plan in the form specified in the Business Planning Process Workbook that describes how Dealer will fulfill it sales, service, customer relations and other commitments hereunder, including heightened performance standards that Dealer commits to meet;

      (e)   Option to Purchase

      If the Dealer Agreement is to expire or be terminated: i) Voluntarily by Dealer; ii) By Nissan upon the occurrence of any of the events specified in Section 12A. of the Standard Provisions to the Agreement (as modified herein); or iii) As a result of the death or physical or mental incapacity of Principal Owners, Nissan has the option to Purchase the principal assets of Dealer utilized in the dealership business, including such real property as Nissan may elect to purchase, and cancel the Agreement and all rights granted Dealer thereunder. The purchase price of the dealership assets and real property and other terms will be determined by agreement between the parties or, if the parties are unable to reach agreement in a reasonable time, by arbitration pursuant to the Dispute Resolution Process established in Paragraph 12 hereof. Nissan must advise Dealer of its intent to exercise this option within 30 days after one party notifies the other of its intent to terminate the Agreement. Nissan may assign its right to exercise its option to purchase under this paragraph to any third party.

                                FINAL ARTICLE

      The Dealer is LITHIA NB, INC. dba LITHIA NISSAN OF BAKERSFIELD a corporation formed under the laws of the CALIFORNIA. Dealer is located in Bakersfield, California.

      The  other  parties  to  this  Agreement  are  LITHIA  MOTORS,   INC.  a
corporation incorporated under the laws of the state of Oregon, and Sidney B. DeBoer.

      The Dealer Principal is Sidney B. DeBoer

      The Executive Manager is:  See Article Fourth (a)(i) contained herein.

      Expiration Date:                                October 2, 2002
      Working Capital Guide Requirement:              $ 1,050,000
      Net Worth Guide Requirement:                    $ 1,840,000
      Flooring Line:                                  $ 4,943,200

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate effective as of the second day of October, 1997 at Carson, California.

SELLER:

NISSAN DIVISION
NISSAN MOTOR DIVISION CORPORATION IN USA
By:   /s/ Thomas H. Eastwood
      Thomas H. Eastwood
      Vice President

By:   /s/   Brad Bradshaw
      Brad Bradshaw
      Regional Vice President

LITHIA MOTORS, INC.

By:   /s/ Sidney B. DeBoer
      Sidney B. DeBoer
      President

LITHIA NB, INC. dba LITHIA NISSAN OF BAKERSFIELD

By:   /s/ Sidney B. DeBoer
      Sidney B. DeBoer
      Dealer Principal

                                    NISSAN

                         HOLDING COMPANY ADDENDUM TO
                  NISSAN DEALER SALES AND SERVICE AGREEMENT

      Pursuant to Article Third (b) of the Nissan Dealer Sales & Service Agreement (the "Agreement") in effect between the authorized Nissan Dealer named below and Nissan Motor Corporation in U.S.A. ("Seller"), Dealer represents and agrees the following Principal Owner(s) of Dealer named in the Final Article of the Agreement which is (are) a corporation, partnership, or other entity and not a natural person, is (are) owned as follows:

Name of Owner: Lithia NB, Inc., a corporation, incorporated or formed under the laws of the State of ___________.

PRINCIPAL OWNERS(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST
      Lithia Motors, Inc.     360 E. Jackson Street               100%
                              Medford, Oregon  97501

OTHER OWNER(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST

TRUSTEE(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST

OTHER RELEVANT INFORMATION:

      This Holding Company Addendum cancels and supersedes any previous Holding Company addendum between Dealer and Seller.

      This Holding company Addendum is effective as of October 2, 1997.

DEALER:
Lithia NB of Bakersfield, Inc. dba Lithia Nissan of Bakersfield

By:   /s/ Sidney B. DeBoer
      Sidney B. DeBoer, President
      Bakersfield, California
      Dealer Code: 3475

SELLER:
Nissan Division, Nissan Motor Corporation in U.S.A.

By:   /s/ Vice President
      Vice President, Nissan Division

By:   /s/ Brad Bradshaw
      Regional Vice President

         (File this Addendum with Current Sales & Service Agreement)

                                    NISSAN

                         HOLDING COMPANY ADDENDUM TO
                  NISSAN DEALER SALES AND SERVICE AGREEMENT

      Pursuant to Article Third (b) of the Nissan Dealer Sales & Service Agreement (the "Agreement") in effect between the authorized Nissan Dealer named below and Nissan Motor Corporation in U.S.A. ("Seller"), Dealer represents and agrees the following Principal Owner(s) of Dealer named in the Final Article of the Agreement which is (are) a corporation, partnership, or other entity and not a natural person, is (are) owned as follows:

Name of Owner: Lithia Motors, Inc., a corporation, incorporated or formed under the laws of the State of ___________.

PRINCIPAL OWNERS(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST
      Lithia Holding Company, L.L.C.                      360 E. Jackson Street
53.5%
                              Medford, Oregon  97501

OTHER OWNER(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST
      Public Ownership                                            46.5%

TRUSTEE(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST

OTHER RELEVANT INFORMATION:

      This Holding Company Addendum cancels and supersedes any previous Holding Company addendum between Dealer and Seller.

      This Holding company Addendum is effective as of October 2, 1997.

DEALER:
Lithia NB of Bakersfield, Inc. dba Lithia Nissan of Bakersfield

By:   /s/ Sidney B. DeBoer
      Sidney B. DeBoer, President
      Bakersfield, California
      Dealer Code: 3475

SELLER:
Nissan Division, Nissan Motor Corporation in U.S.A.

By:   /s/ Vice President
      Vice President, Nissan Division

By:   /s/ Brad Bradshaw
      Regional Vice President

         (File this Addendum with Current Sales & Service Agreement)

                                    NISSAN

                         HOLDING COMPANY ADDENDUM TO
                  NISSAN DEALER SALES AND SERVICE AGREEMENT

      Pursuant to Article Third (b) of the Nissan Dealer Sales & Service Agreement (the "Agreement") in effect between the authorized Nissan Dealer named below and Nissan Motor Corporation in U.S.A. ("Seller"), Dealer represents and agrees the following Principal Owner(s) of Dealer named in the Final Article of the Agreement which is (are) a corporation, partnership, or other entity and not a natural person, is (are) owned as follows:

Name of Owner: Lithia Holding Company, L.L.C., a limited liability company formed under the laws of the State of ___________.

PRINCIPAL OWNERS(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST
      Sidney B. DeBoer        234 Vista                          58.125%
                              Ashland, OR 97520

OTHER OWNER(S)/SETTLOR(S)
                                                               PERCENTAGE
      NAME                    RESIDENCE                         INTEREST
      M.L. Dick Heimann       426 Roundelay Circle               34.875%
                              Medford, OR 97504

      R. Bradford Gray        6764 Laurel Crest Drive            7.000%
                              Medford, OR 97504

TRUSTEE(S)

      NAME                    RESIDENCE

OTHER RELEVANT INFORMATION:

      This Holding Company Addendum cancels and supersedes any previous Holding Company addendum between Dealer and Seller.

      This Holding company Addendum is effective as of October 2, 1997.

DEALER:
Lithia NB of Bakersfield, Inc. dba Lithia Nissan of Bakersfield

By:   /s/ Sidney B. DeBoer
      Sidney B. DeBoer, President
      Bakersfield, California
      Dealer Code: 3475

SELLER:
Nissan Division, Nissan Motor Corporation in U.S.A.

By:   /s/ Vice President
      Vice President, Nissan Division

By:   /s/ Brad Bradshaw
      Regional Vice President

         (File this Addendum with Current Sales & Service Agreement)